UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2021

JUPITER WELLNESS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1061 E. Indiantown Road, Suite 110, Jupiter FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUPW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Warrants, each exercisable for one share of Common Stock at $8.50 per share	JUPWW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Material Agreements

In connection with the closing of the offering described in Item 8.01 of this Current Report on Form 8-K, on July 22, 2021, Jupiter Wellness, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as the sole book-running manager and representative of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of (i) up to an aggregate of 11,066,258 shares (the “Firm Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), (ii) 540,884 shares of Common Stock (the “Selling Stockholder Shares”) of certain selling stockholders (the “Selling Stockholders”) as described in the Registration Statement on Form S-1 (File No. 333- 258005) which was filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2021, amended on July 20, 2021 and declared effective on July 21, 2021 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (iii) up to 11,607,142 warrants to purchase Common Stock (the “Offered Warrants”).

The Company also gave the Underwriters a 45-day over-allotment option to purchase up to an additional 1,741,071 shares of Common Stock (the “Option Shares”) and 1,741,071 warrants to purchase 1,741,071 shares of Common Stock (the “Option Warrants”). The Company also paid the Underwriters an underwriting discount equal to 7.0% of the gross proceeds of the Offering and a non-accountable expense fee equal to 1.25% of the gross proceeds of the Offering.

The Company and its directors and executive officers also agreed that, for a period of one (1) year and one hundred twenty (120) days, respectively, after the date of the offering, subject to certain limited exceptions, not to directly or indirectly, without the prior written consent of the Underwriters, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Securities and Exchange Commission(the “SEC:”) relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act, as amended, and affords certain rights of contribution with respect thereto.

A copy of the Underwriting Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On July 26, 2021, the Company issued a press release announcing its underwritten follow-on offering of common stock and warrants on which the Underwriters exercised their over-allotment option as described under Item 1.01 of this Current Report on Form 8-K.

A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibits

Exhibit No.	Description
10.1	Underwriting Agreement dated July 22, 2021
99.1	Press Release dated July 26, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2021

JUPITER WELLNESS, INC.

By:	/s/ Brian John
Brian John
Chief Executive Officer